UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): NOVEMBER 18, 2004


                 CHINA PHARMACEUTICALS INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


    BRITISH VIRGIN ISLANDS               0-28879             98-0348508
State or other jurisdiction of         (Commission          (IRS Employer
       incorporation)                  File Number)       Identification No.)


              14066 CATALINA STREET, SAN LEANDRO, CALIFORNIA 94577
               (Address of principal executive offices) (Zip Code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

        Registrant's telephone number, including area code (510) 483-2383

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS.

Effective November 18, 2004, Yam Sheung KWOK resigned as the corporate secretary of China Pharmaceuticals International Corporation.

On November 19, 2004, the directors of China Pharmaceuticals International Corporation appointed Mr. Wai Kit YU as Secretary.

         Mr. Wai Kit YU is currently the Secretary of China Merchants DiChain
(Asia) Limited, a company listed on The Stock Exchange of Hong Kong Limited. From July 2002 to August 2004, Mr. YU served as the Financial Controller and Company Secretary of Matsunichi Communication Holdings Limited, a company listed on The Stock Exchange of Hong Kong Limited. From April 1997 to June 2002, Mr. YU served as the Group Chief Accountant of Continental Jewellery (MFG.) Limited, a company listed on the Stock Exchange of Hong Kong, Limited. Mr. YU is currently a member of Australian Society of Certified Practising Accountants and a member of Hong Kong Institute of Certified Public Accountants.

As to the date of appointment, Mr. YU does not have any relation to any of the Company's Directors or Executive Officers, and he has not been a party to any transaction with the Company during the past 2 years.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CHINA PHARMACEUTICALS
                                      INTERNATIONAL CORPORATION


November 18, 2004                     By:   /s/ LI YANG ZHOU
                                         ---------------------------------------
                                         Li Yang ZHOU
                                         Director